                                                                     Exhibit 2.1



                              AMENDED AND RESTATED


                  AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS



                                 BY AND BETWEEN



                            LUCENT TECHNOLOGIES INC.

                                    AS SELLER



                                       AND



                            SCC COMMUNICATIONS CORP.

                                    AS BUYER



                            DATED AS OF MAY 11, 2001

                                             TABLE OF CONTENTS

1.       Definitions...................................................................................2
         1.1      Defined Terms........................................................................2
         1.2      Other Definitional and Interpretive Matters..........................................9
2.       Purchase and Sale of the Business.............................................................9
         2.1      Purchase and Sale of Assets..........................................................9
         2.2      Excluded Assets.....................................................................10
         2.3      Purchase Price......................................................................11
         2.4      Assumed Liabilities.................................................................12
         2.5      Excluded Liabilities................................................................12
         2.6      Further Assurances; Further Conveyances and Assumptions; Consent of Third Parties...12
         2.7      No Licenses.........................................................................14
         2.8      Bulk Sales Laws.....................................................................14
         2.9      Taxes...............................................................................14
         2.10     Escrow..............................................................................14
3.       Representations and Warranties of Seller.....................................................14
         3.1      Organization and Qualification......................................................14
         3.2      IP-Guardian.........................................................................15
         3.3      Authorization; Binding Effect.......................................................15
         3.4      Non-Contravention; Consents.........................................................15
         3.5      Title to Property; Principal Equipment; Sufficiency of Assets.......................16
         3.6      Permits; Licenses...................................................................17
         3.7      Real Estate.........................................................................17
         3.8      Compliance With Laws; Litigation....................................................17
         3.9      Business Employees..................................................................17
         3.10     Material Contracts..................................................................18
         3.11     Environmental Matters...............................................................18
         3.12     Financial Statement; Absence of Changes.............................................19
         3.13     Intellectual Property...............................................................20
         3.14     Inventory...........................................................................21
         3.15     Absence of Certain Changes or Events................................................21
         3.16     Customers...........................................................................22
         3.17     Deferred Revenue....................................................................22
         3.18     Brokers.............................................................................22
         3.19     Disclosure..........................................................................22
         3.20     Investment..........................................................................23
         3.21     Books and Records...................................................................23
         3.22     No Other Seller Representations or Warranties.......................................23
4.       Representations and Warranties of Buyer......................................................24
         4.1      Organization and Qualification......................................................24
         4.2      Authorization; Binding Effect.......................................................24
         4.3      Reports and Financial Statements....................................................24
         4.4      No Violations.......................................................................25
         4.5      Registration Rights.................................................................26
         4.6      Brokers.............................................................................26


                                      -i-

         4.7      Disclosure..........................................................................26
         4.8      No Other Buyer Representations and Warranties.......................................26
         4.9      Sufficiency of Funds................................................................27
5.       Certain Covenants............................................................................27
         5.1      Access and Information..............................................................27
         5.2      Tax Reporting and Allocation of Consideration.......................................28
         5.3      Business Employees..................................................................28
         5.4      Marketing Agreement.................................................................29
         5.5      Contacts with Suppliers and Customers...............................................29
         5.6      Sale by Buyer of Inventory Marked With Seller's Name................................29
         5.7      Non-Solicitation of Employees.......................................................29
         5.8      Certain Equipment...................................................................30
         5.9      Certificate of Designation..........................................................31
         5.10     Financial Statements................................................................31
6.       Confidential Nature of Information...........................................................31
         6.1      Confidentiality Agreement...........................................................31
         6.2      Seller's Proprietary Information....................................................32
7.       Closing......................................................................................33
         7.1      Deliveries by Seller and IP-Guardian................................................33
         7.2      Deliveries by Buyer.................................................................34
         7.3      Contemporaneous Effectiveness.......................................................34
8.       Status of Agreements.........................................................................34
         8.1      Survival of Representations and Warranties..........................................35
         8.2      General Agreement to Indemnify......................................................35
         8.3      General Procedures for Indemnification..............................................37
9.       Miscellaneous Provisions.....................................................................38
         9.1      Notices.............................................................................38
         9.2      Expenses............................................................................39
         9.3      Entire Agreement; Modification......................................................39
         9.4      Assignment; Binding Effect; Severability............................................39
         9.5      Governing Law.......................................................................39
         9.6      Execution in Counterparts...........................................................39
         9.7      Public Announcement.................................................................40
         9.8      No Third Party Beneficiaries........................................................40
10.      Waiver of Agreement..........................................................................40

SCHEDULES

         SCHEDULE 2.1      Subset of Purchased Assets
         SCHEDULE 2.1(d)   Purchased Leased Equipment
         SCHEDULE 2.1(h)   Principal Equipment
         SCHEDULE 2.2(f)   Excluded Contracts
         SCHEDULE 2.2(i)   Excluded Leased Equipment
         SCHEDULE 2.3(c)   Contingent Shares
         SCHEDULE 2.4(d)   Leased Equipment
         SCHEDULE 3.4      Required Consents
         SCHEDULE 3.6(a)   Governmental Permits
         SCHEDULE 3.6(b)   Licenses
         SCHEDULE 3.8(a)   Compliance with Laws
         SCHEDULE 3.8(b)   Litigation
         SCHEDULE 3.9(a)   Business Employees
         SCHEDULE 3.9(b)   Benefit Plans
         SCHEDULE 3.10     Material Contracts
         SCHEDULE 3.11     Environmental Matters
         SCHEDULE 3.12(a)  Financial Statements
         SCHEDULE 3.12(c)  Exceptions
         SCHEDULE 3.13(b)  Third-Party Claims
         SCHEDULE 3.13(d)  Intellectual Property
         SCHEDULE 3.14     Inventory
         SCHEDULE 3.15     Absence of Certain Changes or Events
         SCHEDULE 3.16     Customers
         SCHEDULE 3.17     Prepayments and Deposits
         SCHEDULE 4.4(b)   Required Approvals
         SCHEDULE 5.2(b)   Allocation of Consideration
         SCHEDULE 5.3(a)   Employees

EXHIBITS

         EXHIBIT A         Form of Assignment and Bill of Sale
         EXHIBIT B         Form of Assumption Agreement
         EXHIBIT C         Form of CPE Intellectual Property Agreement
         EXHIBIT D         Form of Cross Receipt
         EXHIBIT E         Form of Escrow Agreement
         EXHIBIT F         Form of Non CPE Intellectual Property Agreement
         EXHIBIT G         Form of Certificate of Designation
         EXHIBIT H         Form of Registration Rights Agreement
         EXHIBIT I         Form of Stockholders Agreement
         EXHIBIT J         Form of Subcontracted Services Agreement
         EXHIBIT K         Form of Transition Services Agreement

                              AMENDED AND RESTATED


                  AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS


         THIS AMENDED AND RESTATED AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS (this "AGREEMENT") is made as of May 11, 2001 by and between LUCENT TECHNOLOGIES INC., a Delaware corporation having an office at 600-700 Mountain Avenue, Murray Hill, New Jersey 07974-0636 ("SELLER"), and SCC COMMUNICATIONS CORP., a Delaware corporation having an office at 6285 Lookout Road, Boulder, Colorado 80301-3343 ("BUYER"). Buyer and Seller are referred to together herein as the "PARTIES" or interchangeably as a "PARTY."

                                 R E C I T A L S

         A. WHEREAS, the Parties entered into an Agreement for the Purchase and Sale of Assets dated October 16, 2000 (the "Initial Agreement");

         B. WHEREAS, the Parties desire to amend and restate the Initial Agreement as set forth herein;

         C. WHEREAS, Seller is, among other things, engaged through a unit of its New Ventures Group in (i) the sale and licensing of emergency 911 systems, including hardware and software for the routing of 911 emergency calls and associated identification and location data to appropriate public safety answering points, (ii) the sale and licensing of record management systems and call handling equipment related to emergency 911 systems (the "CPE BUSINESS"), and (iii) the maintenance and upgrade of such systems (collectively, the "BUSINESS");

         D. WHEREAS, the Business is composed of certain assets and liabilities that are currently part of Seller;

         E. WHEREAS, Seller desires to sell, transfer and assign to Buyer, and Buyer desires to purchase from Seller, the Purchased Assets (as hereinafter defined), and Buyer is willing to assume the Assumed Liabilities (as hereinafter defined) from Seller, in each case as more fully described and upon the terms and subject to the conditions set forth herein; and

         F. WHEREAS, Seller, and in certain cases IP-Guardian (as defined below), and Buyer desire to enter into the following agreements: the Assignment and Bill of Sale; the Assumption Agreement; the Intellectual Property Agreements; the Transition Services Agreement; the Escrow Agreement; the Subcontracted Services Agreement; the Registration Rights Agreement; the Stockholders Agreement; and the Cross Receipt (each as defined below, and collectively the "COLLATERAL AGREEMENTS").

         NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the Parties hereby agree as follows:

1.       DEFINITIONS

         1.1      DEFINED TERMS

         For the purposes of this Agreement, in addition to the words and phrases that are described throughout the body of this Agreement, the following words and phrases shall have the following meanings:

         "ACCEPTING EMPLOYEES" has the meaning assigned in Section 5.3(a).

         "AFFILIATE" of any Person means any Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

         "AGGREGATE PURCHASE PRICE" has the meaning assigned in Section 2.3(d).

         "AGREEMENT" has the meaning assigned in the preamble hereof.

         "ASSET ACQUISITION STATEMENT" has the meaning assigned in Section
5.2(b).

         "ASSIGNED AGREEMENT" means the Technology Transfer Agreement between Seller and 911 Mapping Systems, Inc., effective June 1, 1998.

         "ASSIGNMENT AND BILL OF SALE" means the agreement in the form set forth as EXHIBIT A.

         "ASSUMED LIABILITIES" means the liabilities and obligations of Seller assumed by Buyer pursuant to the Assumption Agreement and Section 2.4.

         "ASSUMPTION AGREEMENT" means the agreement in the form set forth as EXHIBIT B.

         "BENEFIT PLAN" means, in respect of any Business Employee, each "employee benefit plan," as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA) and any other profit-sharing, bonus, stock option, stock purchase, stock ownership, pension, retirement, severance, deferred compensation, excess benefit, supplemental unemployment, post-retirement medical or life insurance, welfare or incentive plan, or sick leave, long-term disability, medical, hospitalization, life insurance, other insurance plan, or other employee benefit plan, program or arrangement, whether written or unwritten, qualified or non-qualified, funded or unfunded, maintained or contributed to by Seller.

         "BUSINESS" has the meaning assigned in Recital C hereof.

         "BUSINESS DAY" means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York or any other day on which the principal offices of Seller or Buyer are closed or become closed prior to 2:00 p.m., local time.

         "BUSINESS EMPLOYEES" has the meaning assigned in Section 3.9(a).

         "BUSINESS RECORDS" means all books, records, ledgers and files or other similar information used primarily in, or necessary to, the conduct of the Business, including price lists, customer lists, vendor lists, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, records of operation, standard forms of documents, manuals of operations or business procedures, research materials, reports or summaries relating to any environmental conditions or consequences of any operation, present or former as well as any studies, reports, or summaries relating to any environmental aspect or the general condition of the Purchased Assets, and product testing reports required by any national, federal, state, provincial or local court, administrative body or other Governmental Body of any country, but excluding any such items to the extent (i) they are included in, or primarily related to, any Excluded Assets or Excluded Liabilities, (ii) any applicable Law prohibits their transfer, or (iii) they are confidential personnel records.

         "BUYER" has the meaning assigned in the preamble hereof.

         "BUYER REPORTS" has the meaning assigned in Section 4.3(a).

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ. as amended.

         "CLOSING PRICE" has the meaning assigned in Section 8.2(d).

         "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

         "COLLATERAL AGREEMENTS" has the meaning assigned in Recital F hereof.

         "COMMON STOCK" has the meaning assigned in Section 2.3(a).

         "CONFIDENTIALITY AGREEMENT" means the agreement between Seller and Buyer dated April 11, 2000.

         "CONTINGENT SHARES" has the meaning assigned in Section 2.3(c).

         "CONTRACTS" means all contracts, agreements, leases and subleases, licenses, supply contracts, purchase orders, sales orders and other instruments used or held for use in each case primarily in, or necessary to, the conduct of the Business that are in effect on the date hereof, to which Seller is a party for (i) the lease of machinery and equipment, motor vehicles, or furniture and office equipment, (ii) the provision of goods or services to the Business, or
(iii) the sale of goods or performance of services by the Business, including teaming agreements relating thereto.

         "COUNSEL FOR BUYER" means Hale and Dorr LLP.

         "COUNSEL FOR SELLER" means a corporate counsel of Seller.

         "CPE BUSINESS" has the meaning assigned in Recital C hereof.

         "CPE INTELLECTUAL PROPERTY AGREEMENT" means the agreement in the form set forth as EXHIBIT C.

         "CROSS RECEIPT" means the agreement in the form attached hereto as EXHIBIT D.

         "DEFERRED REVENUE" has the meaning assigned in Section 3.17.

         "DISCLOSING PARTY" has the meaning assigned in Section 6.2(c).

         "ENCUMBRANCE" means any liability, lien, claim, charge, security interest, mortgage, pledge, easement, encumbrance, conditional sale or other title retention agreement, covenant or other similar restrictions or Third Party rights affecting the Purchased Assets.

         "ENVIRONMENTAL LAW" means any foreign, local, county, state or federal Law that governs the existence of or provides a remedy for release of Hazardous Substances, the protection of persons, natural resources or the environment, the management of Hazardous Substances, or other activities involving Hazardous Substances including under CERCLA or any other similar foreign, federal, state, local or county Laws, in each case as in effect on or prior to the date hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGENT" means Wells Fargo Bank MN, N.A., as escrow agent under the Escrow Agreement.

         "ESCROW AGREEMENT" means the agreement in the form attached hereto as EXHIBIT E.

         "ESCROW SHARES" has the meaning set forth in Section 2.3(d).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED ASSETS" means the properties and assets of the Business excluded from the Purchased Assets by Section 2.2.

         "EXCLUDED CONTRACTS" means (i) the Lease, (ii) those Contracts identified in SCHEDULE 2.2(f), (ii) those Contracts under which performance by Seller or an Affiliate has been completed and for which there is no continuing obligation, (iii) those Contracts relating to any General Purchase Agreement and not to any other Contract, or (iv) those Contracts relating solely to Excluded Assets or Excluded Liabilities.

         "EXCLUDED LEASED EQUIPMENT" means the Leased Equipment set forth on
Schedule 2.2(i).

         "EXCLUDED LIABILITIES" means the liabilities and obligations that are not assumed by Buyer as provided in Section 2.5.

         "FINANCIAL STATEMENTS" has the meaning assigned in Section 3.12(a).

         "FIXTURES AND SUPPLIES" means all furniture, furnishings, office supplies and similar tangible personal property owned by Seller whether or not used or held for use in, or necessary to, the conduct of the Business, including desks, tables, chairs, file cabinets and other storage devices and office supplies.

         "GAAP" means generally accepted accounting principles as applied in the United States.

         "GENERAL PURCHASE AGREEMENTS" means Third Party supply contracts or other agreements between Seller or an Affiliate and a Third Party pursuant to which Seller or an Affiliate purchases products or services from such Third Party for any of Seller's or an Affiliate's businesses other than solely for the Business.

         "GOVERNMENTAL BODY" means any legislative, executive or judicial unit of any governmental entity (foreign, federal, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

         "GOVERNMENTAL PERMITS" means all governmental permits and licenses, certificates of inspection, approvals or other authorizations issued to Seller with respect to the Business and necessary to the conduct of the Business as currently conducted under applicable Laws.

         "HAZARDOUS SUBSTANCE" means (i) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purposes of) any Environmental Law, including Environmental Laws relating to or imposing liability or standards or conduct concerning any hazardous, toxic or dangerous waste, substance or material in effect on the date of this Agreement, (ii) asbestos or Polychlorinated Biphenyls, and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Body pursuant to any Environmental Law or any health and safety or similar Law, and which may or could pose a hazard to the health and safety of workers at or users of any properties of Seller or the Subsidiary or cause damage to the environment.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INDEMNIFIED PARTY" has the meaning assigned in Section 8.2(a).

         "INDEMNIFYING PARTY" has the meaning assigned in Section 8.3(a).

         "INITIAL AGREEMENT" has the meaning assigned in Recital A hereof.

         "INTELLECTUAL PROPERTY" means all of the copyrights, know how, patents, service marks, trademarks, trade secrets and other proprietary rights that Seller or IP-Guardian is assigning or licensing to Buyer pursuant to the Intellectual Property Agreements, to the extent set forth therein

         "INTELLECTUAL PROPERTY AGREEMENTS" means, together, the CPE Intellectual Property Agreement and the Non-CPE Intellectual Property Agreement.

         "INVENTORY" means all inventory, wherever located, including raw materials, work in process, recycled materials, maintenance supplies, finished products, inventoriable supplies, and non-capital spare parts owned by Seller and used or held for use primarily in, or necessary to, the conduct of the Business, and all rights of Seller under express or implied warranties received from suppliers and any related claims, credits, rights of recovery and setoff with respect to such Inventory, but only to the extent such rights are assignable, but excluding any inventory included in Excluded Assets.

         "IP-GUARDIAN" means Lucent Technologies Guardian I Corp., a Delaware corporation.

         "IRS" means the U.S. Internal Revenue Service.

         "LAWS" means any national, federal, state, provincial or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree.

         "LEASED EQUIPMENT" means the computers, servers, machinery and equipment and other items leased and used by Seller primarily in, or necessary to, conduct of the Business listed on SCHEDULE 2.4(d).

         "LICENSES" means all licenses, agreements and other arrangements under which Seller has the right to use or otherwise operate under any Proprietary Information or Intellectual Property of a Third Party to the extent used primarily in, or necessary to, the conduct of the Business.

         "LOSSES" has the meaning assigned in Section 8.2(a).

         "MATERIAL ADVERSE EFFECT" means a material and adverse effect on (i) the assets (including any Purchased Asset), business, financial condition or results of operations of the Business taken as a whole, (ii) the ability of Seller to consummate the transactions contemplated by this Agreement, or
(iii) the ability of Buyer to consummate the transactions contemplated by this Agreement.

         "MATERIAL CONTRACTS" has the meaning assigned in Section 3.10.

         "NONASSIGNABLE ASSETS" has the meaning assigned in Section 2.6(c).

         "NONASSIGNABLE LICENSES" means those Licenses that are not assignable to Buyer by their terms.

         "NON-CPE INTELLECTUAL PROPERTY AGREEMENT" means the agreement in the form set forth as EXHIBIT F.

         "PARTY" and "PARTIES" have the meanings assigned in the preamble hereof.

         "PENSION PLAN" has the meaning assigned in Section 3.9(c).

         "PERMITTED ENCUMBRANCES" means any (i) liens for taxes, assessments and other governmental charges or of landlords, liens or carriers, warehousemen, mechanics and material men incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (ii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return of money bonds and similar obligations,
(iii) purchase money liens, (iv) licenses granted by Seller or an Affiliate in connection with sales of products in the ordinary course of business, and
(v) any Encumbrance or minor imperfection in title and minor encroachments, if any, not material in amount that, individually or in the aggregate, do not materially interfere with the use of or materially affect the value of a Purchased Asset.

         "PERSON" means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any government or regulatory, administrative or political subdivision or agency, department or instrumentality thereof.

         "PREFERRED STOCK" means the Series A preferred stock, $0.001 par value per share, of Buyer with the rights and preferences set forth in the Certificate of Designation in the form attached hereto as EXHIBIT G.

         "PRINCIPAL CUSTOMERS" has the meaning assigned in Section 3.16.

         "PRINCIPAL EQUIPMENT" means the computers, servers, software, machinery, maintenance machinery and equipment and other similar items used by Seller primarily in, or necessary to, the conduct of the Business but not any such items related to Excluded Assets or Excluded Liabilities. Principal Equipment includes rights to the licenses and warranties received from the manufacturers and distributors of said items and to any related claims, credits, rights of recovery and setoff with respect to said items, but only to the extent such rights are assignable. A list of Principal Equipment is set forth on SCHEDULE 2.1(h).

         "PROPRIETARY INFORMATION" means all information (whether or not protectable by patent, copyright, mask works or trade secret rights) not generally known to the public, including works of authorship, inventions, discoveries, patentable subject matter, patent applications, industrial models, industrial designs, trade secrets, trade secret rights, software, works, copyrightable subject matters, mask works, know-how and show-how, specifications, technical manuals and data, libraries, blueprints, drawings, proprietary processes, product information and development work-in-process.

         "PURCHASE PRICE" has the meaning assigned in Section 2.3(d).

         "PURCHASED ASSETS" has the meaning assigned in Section 2.1.

         "PURCHASED LEASED EQUIPMENT" means the Leased Equipment set forth on
SCHEDULE 2.1(d).

         "REASONABLE COMMERCIAL EFFORTS" means that the obligated Party is required to make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require an expenditure of funds or the incurrence of a liability on the part of the obligated Party, nor does it require that the obligated Party act in a manner that would be contrary to normal commercial practices in order to accomplish the objective. The fact that the objective is or is not actually accomplished is no indication that the obligated Party did or did not in fact utilize its Reasonable Commercial Efforts in attempting to accomplish the objective.

         "RECIPIENT" has the meaning assigned in Section 6.2(b)(i).

         "REGISTRATION RIGHTS AGREEMENT" means the agreement in the form attached hereto as EXHIBIT H.

         "REQUIRED CONSENTS" has the meaning assigned in Section 3.4(b).

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER" has the meaning assigned in the preamble hereof.

         "SEQUENT EQUIPMENT" means the equipment ordered by Seller pursuant to that certain Purchase Order dated as of September 27, 1999 under that certain OEM Purchase Agreement effective as of October 1, 1997 by and between Seller and Sequent Computers Systems, Inc., and owned by Seller, or which Seller is obligated to purchase as of the date hereof.

         "SOFTWARE" has the meaning assigned to it in the Intellectual Property Agreements.

         "STOCKHOLDERS AGREEMENT" means the agreement in the form attached hereto as EXHIBIT I.

         "SUBCONTRACTED SERVICES AGREEMENT" means the agreement in the form attached hereto as EXHIBIT J.

         "TAXES" means, all taxes of any kind, charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including, all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker's compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, and other taxes, imposed upon any Person by federal, foreign, state, or local Law or taxing authority, together with any interest and any penalties, or additions to tax, with respect to such taxes.

         "THIRD PARTY" means with respect to a given Person, any Person not an Affiliate of such given Person.

         "THIRD-PARTY CLAIM" has the meaning assigned in Section 8.3(a).

         "TRADING DAY" has the meaning assigned in Section 8.2(d).

         "TRANSITION SERVICES AGREEMENT" means the agreement in the form attached hereto as EXHIBIT K.

         1.2 OTHER DEFINITIONAL AND INTERPRETIVE MATTERS

         Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

                  (a) CALCULATION OF TIME PERIOD. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a not a Business Day, the period in question shall end on the next succeeding Business Day.

                  (b) GENDER AND NUMBER. Any reference in this Agreement to gender shall include both genders, and words imparting the singular number only shall include the plural and vice versa.

                  (c) HEADINGS. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "SECTION" are to the corresponding Section of this Agreement unless otherwise specified.

                  (d) HEREIN. Words such as "HEREIN," "HEREINAFTER," "HEREOF" and "HEREUNDER" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

                  (e) INCLUDING. The word "INCLUDING" or any variation thereof means "INCLUDING WITHOUT LIMITATION" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

                  (f) SCHEDULES AND EXHIBITS. The Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

2.       PURCHASE AND SALE OF THE BUSINESS

         2.1      PURCHASE AND SALE OF ASSETS

         Upon the terms and subject to the conditions of this Agreement and in reliance on the representations and warranties contained herein, Seller or IP-Guardian hereby grants, bargains, sells, transfers, assigns, conveys and delivers to Buyer, and Buyer purchases, acquires and accepts from Seller or IP-Guardian, all of the right, title and interest in, to and under the Purchased Assets that Seller or IP-Guardian possesses and has the right to transfer as the same shall exist on the date hereof. For purposes of this Agreement, "PURCHASED ASSETS" means all the assets, properties and rights used by Seller or the Subsidiary, whether tangible or intangible, real, personal or mixed, set forth or described in Sections 2.1(a) through 2.1(i), inclusive (except in each case for the Excluded Assets), whether or not any of such assets, properties or rights have any value for accounting purposes or are carried or reflected on or specifically referred to in

Seller's books or financial statements (Schedule 2.1 attached hereto identifies a subset of the Purchased Assets that have been capitalized as reflected in Seller's books and financial records):

                  (a) the Business Records;

                  (b) the Contracts;

                  (c) the Inventory;

                  (d) the Purchased Leased Equipment;

                  (e) the Licenses;

                  (f) the Assigned Agreement;

                  (g) the Intellectual Property;

                  (h) the Principal Equipment; and

                  (i) the Governmental Permits, but only to the extent assignable or transferable to Buyer.

         2.2      EXCLUDED ASSETS

         Notwithstanding the provisions of Section 2.1, it is hereby expressly acknowledged and agreed that the Purchased Assets do not include, and neither Seller nor IP-Guardian is selling, transferring, assigning, conveying or delivering to Buyer, and Buyer is not purchasing, acquiring or accepting from Seller or IP-Guardian, the following (the rights, properties and assets expressly excluded by this Section 2.2 or otherwise excluded by the terms of Section 2.1 from the Purchased Assets being referred to herein as the "EXCLUDED ASSETS"):

                  (a) any of Seller's receivables, cash, bank deposits or similar cash items or employee receivables;

                  (b) any Proprietary Information of Seller or IP-Guardian other than the Intellectual Property;

                  (c) any (i) confidential personnel records, subject to
Section 2.6(a) below, pertaining to any Business Employee; (ii) other books and records that Seller is required by Law to retain or that Seller reasonably determines are necessary or advisable to retain; PROVIDED, HOWEVER, that Buyer shall have the right to make copies of any portions of such retained books and records that relate to the Business or any of the Purchased Assets; and (iii) information management system of Seller other than those used primarily in, or necessary to, the conduct of the Business and contained within computer hardware included as a Purchased Asset pursuant to Section 2.1(d) or (h);

                  (d) any claim, right or interest of Seller in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, for any periods prior to the date hereof;

                  (e) subject to Section 5.6, all "Lucent Technologies" marked sales and marketing or packaging materials, samples, prototypes, other similar Lucent Technologies-identified sales and marketing or packaging materials and any marketing studies;

                  (f) the Excluded Contracts and the Nonassignable Licenses;

                  (g) any insurance policies or rights of proceeds thereof;

                  (h) any of Seller's rights, claims or causes of action against Third Parties relating to the assets, properties, business or operations of Seller arising out of transactions occurring prior to, and including the date hereof;

                  (i) Excluded Leased Equipment;

                  (j) all other assets, properties, interests and rights of Seller not related primarily to, and not necessary to, the Business;

                  (k) the Sequent Equipment; and

                  (l) Fixtures and Supplies.

         2.3      PURCHASE PRICE

                  (a) In exchange for the Purchased Assets and Seller's licensing the TYPE A PATENTS and TYPE B PATENTS, each as defined in the CPE Intellectual Property Agreement, and obligating itself with respect to the covenant not to license TYPE A PATENTS or granting a limited right to bring suit under a TYPE A PATENT, in reliance upon the representations and warranties set forth in Section 3 hereof, and subject to the provisions of Sections 2.3(b) and Section 2.10, Buyer hereby assumes, and agrees that it will fully and timely pay, perform and otherwise discharge, the Assumed Liabilities and is issuing to Seller a total of 2,190,668 shares of Buyer's fully paid and non-assessable common stock, $.001 par value per share ("COMMON STOCK").

                  (b) In consideration for IP-Guardian licensing the TYPE A PATENTS and TYPE B PATENTS and obligating itself with respect to the covenant not to license TYPE A PATENTS or granting a limited right to bring suit under a TYPE A PATENT, Buyer is issuing to IP-Guardian a total of 59,332 shares of Buyer's fully paid and non-assessable Common Stock.

                  (c) On July 1, 2003 (or, if later, the second business day following the date on which the number of Contingent Shares (as defined below) is determined in accordance with the procedure set forth in SCHEDULE 2.3(c)), Buyer shall, subject to and on the conditions set forth on SCHEDULE 2.3(c), issue to Seller the number of shares, if any, of Preferred Stock (the "CONTINGENT SHARES") determined as set forth in SCHEDULE 2.3(c).

                  (d) The shares of Common Stock being issued to Seller and IP-Guardian pursuant to Sections 2.3(a) and (b) are collectively referred to herein as the "PURCHASE PRICE" and together with the Contingent Shares issued pursuant to SECTION 2.3(c), the "AGGREGATE PURCHASE PRICE." Shares representing twenty percent of the Purchase Price (the "ESCROW SHARES") are being deposited in escrow by Seller pursuant to Section 2.10 and will be held and disposed of in accordance with the terms of the Escrow Agreement. Seller and IP-Guardian are entitled to receive the remainder of the Purchase Price on the date hereof.

         2.4      ASSUMED LIABILITIES

         Contemporaneously herewith, Buyer is executing and delivering to Seller the Assumption Agreement pursuant to which Buyer is accepting, assuming and agreeing to pay, perform or otherwise discharge, in accordance with the respective terms (including the terms relating to timelines of performance) and subject to the respective conditions thereof, the liabilities and obligations of Seller pursuant to and under the Assumed Liabilities. "ASSUMED LIABILITIES" means the following obligations and liabilities, whether or not any such obligation or liability has a value for accounting purposes or is carried or reflected on or specifically referred to in either Seller's books or financial statements:

                  (a) the obligations and liabilities expressly set forth in the Transition Services Agreement;

                  (b) the obligations under the Contracts, other than the Excluded Contracts, and the Licenses, other than the Nonassignable Licenses;

                  (c) the obligations under the Governmental Permits, to the extent to Seller remains or would become liable thereunder at any time after the date hereof;

                  (d) the obligations and liabilities under leases in respect of the Leased Equipment, other than Excluded Leased Equipment; and

                  (e) the obligations underlying Permitted Encumbrances to the extent such obligations relate to Purchased Assets, excluding without limitation obligations in connection with workers' compensation, unemployment insurance and other types of social security.

         2.5      EXCLUDED LIABILITIES

         Buyer has not assumed and is not obligated to pay, perform or otherwise assume or discharge any liabilities or obligations of Seller, whether direct or indirect, known or unknown, absolute or contingent, except for the Assumed Liabilities (all of such liabilities and obligations not so assumed being referred to herein as the "EXCLUDED LIABILITIES").

         2.6 FURTHER ASSURANCES; FURTHER CONVEYANCES AND ASSUMPTIONS; CONSENT OF THIRD PARTIES

                  (a) As soon as practicable following the date hereof, Seller hereby agrees to provide copies or make available to Buyer, to the extent legally permissible, all non-confidential data in personnel records of Accepting Employees as are reasonably necessary for Buyer to transition the Accepting Employees into Buyer's records.

                  (b) From time to time following the date hereof, Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Buyer and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer under this Agreement and the Collateral Agreements and to assure fully to Seller and its successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Buyer under this Agreement and the Collateral Agreements, and to otherwise make effective the transactions contemplated hereby and thereby.

                  (c) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, License, Governmental Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a Third Party or a Governmental Body or is cancelable by a Third Party in the event of an assignment ("NONASSIGNABLE ASSETS") unless and until such consents shall be given or such rights terminated or waived. Seller agrees to cooperate with Buyer at its request to obtain such consents promptly; PROVIDED, HOWEVER, that such cooperation shall not require Seller to remain secondarily liable or to make any payment to obtain any such consent with respect to any Nonassignable Asset.

                  (d) Seller and Buyer shall use their Reasonable Commercial Efforts to obtain, or to cause to be obtained, any consent, substitution, approval, or amendment required to novate all obligations under any and all Contracts (other than any and all Excluded Contracts) or other obligations or liabilities that constitute Purchased Assets and Assumed Liabilities. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as and from the date hereof, by Seller in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer in Seller's or one of its subsidiary's name and all benefits and obligations existing thereunder shall be for Buyer's account. Seller shall take or cause to be taken at Buyer's expense such action in its name or otherwise as Buyer may reasonably request so as to provide Buyer with the benefits of the Nonassignable Assets and to effect collection of money or other consideration to become due and payable under the Nonassignable Assets, and Seller shall promptly pay over to Buyer all money or other consideration received by it in respect to all Nonassignable Assets.

                  (e) As of and from the date hereof, Seller authorizes Buyer, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Buyer's expense, to perform all the obligations and receive all the benefits of Seller under the Nonassignable Assets and appoints Buyer its attorney-in-fact to act in its name on its behalf or in the name of Seller with respect thereto.

         2.7      NO LICENSES

         Unless expressly set forth in this Agreement, either Intellectual Property Agreement or the Subcontracted Services Agreement, no title, right or license of any kind is granted to Buyer pursuant to this Agreement with respect to Seller's or any of its Affiliate's Proprietary Information, either directly or indirectly, by implication, by estoppel or otherwise.

         2.8      BULK SALES LAWS

         Buyer hereby waives compliance by Seller with the requirements and provisions of any "bulk sales" Laws of any jurisdiction, including Article 6 of the New York Commercial Code, that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

         2.9      TAXES

                  (a) Buyer shall pay all applicable Taxes and all recording and filing fees that may be imposed, assessed or payable by reason of the operation or as a result of this Agreement including the sales, transfers, leases, rentals, licenses, and assignments contemplated hereby, except for Seller's net income and capital gains taxes or franchise or other taxes based on Seller's net income.

                  (b) Buyer shall be responsible for all Taxes attributable to, levied upon or incurred in connection with the Purchased Assets pertaining to the period (or that portion of the period) beginning on the calendar day after the date hereof. Seller shall be responsible for all Taxes attributable to, levied upon or incurred in connection with the Purchased Assets pertaining to the period (or that portion of the period) prior to or on the date hereof.

         2.10     ESCROW

         Contemporaneously herewith, Buyer is delivering to the Escrow Agent a stock certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, for the purpose of securing the indemnification obligations of Seller set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement. Pursuant to the terms thereof, the Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor or any party, and shall be held and distributed solely for the purposes and in accordance with the terms of the Escrow Agreement. Except as provided in Section 8.2(d), the Escrow Shares shall be the sole source of payment of amounts owed to Buyer for indemnification claims made pursuant to Section 8.2(a).

3.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1      ORGANIZATION AND QUALIFICATION

         Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on the

Business as currently conducted and to own or lease and operate the Purchased Assets. Seller is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of the Purchased Assets or the conduct of the Business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that could not reasonably be expected to have a Material Adverse Effect.

         3.2      IP-GUARDIAN

         IP-Guardian is duly organized and validly existing under the Laws of the State of Delaware.

         3.3      AUTHORIZATION; BINDING EFFECT

                  (a) Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements to which it is a party and to effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Collateral Agreements to which it is a party by all requisite corporate action.

                  (b) IP-Guardian has all requisite corporate power and authority to execute and deliver the Collateral Agreements to which it is a party and to effect the transactions contemplated thereby and has duly authorized the execution, delivery and performance of the Collateral Agreements to which it is a party by all requisite corporate action.

                  (c) This Agreement has been duly executed and delivered by Seller and this Agreement is a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms. Each of the Collateral Agreements has been duly executed and delivered by Seller or IP-Guardian (as applicable), and is a valid and legally binding obligation of such party, enforceable against such party in accordance with its terms. Each of the preceding sentences is limited to the extent that enforcement of the rights and remedies created by this Agreement or any Collateral Agreement may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

         3.4      NON-CONTRAVENTION; CONSENTS

                  (a) Assuming that all Required Consents listed in SCHEDULE
3.4 have been obtained, the execution, delivery and performance of this Agreement by Seller and the Collateral Agreements by Seller or IP-Guardian that is a party thereto and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of any provision of Seller's or IP-Guardian's charter, by-laws or similar organizational document, (ii) violate the provision of any Law applicable to Seller or IP-Guardian, (iii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which Seller or IP-Guardian is a party or by which any of their respective properties which relate to the Business are or may be bound, which violation, breach or default could be reasonably expected to have a Material Adverse Effect, or (iv) violate any order, judgment, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Seller, IP-Guardian or the Purchased Assets and which relates to the Business or the Purchased Assets, which violation could be reasonably expected to have a Material Adverse Effect.

                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body or any other Person is required to be obtained by Seller or IP-Guardian in connection with the execution and delivery of this Agreement and the Collateral Agreements to which Seller or IP-Guardian will be a party or for the consummation of the transactions contemplated hereby or thereby by Seller or IP-Guardian, other than (i) any filings required to be made under the HSR Act and any applicable filings required under foreign antitrust Laws, (ii) the consents or approvals of Third Parties that are required to transfer or assign to Buyer any Purchased Assets or Assumed Liabilities or assign the benefits of or delegate performance with regard thereto, which are set forth on SCHEDULE 3.4 (items
(i) and (ii) being referred to herein as the "REQUIRED CONSENTS") and (iii) such consents, approvals, orders, authorizations, registrations, declarations or filings where failure of compliance could not reasonably be expected to have a Material Adverse Effect.

         3.5      TITLE TO PROPERTY; PRINCIPAL EQUIPMENT; SUFFICIENCY OF ASSETS

                  (a) Seller has good and valid title to, or a valid and binding leasehold interest or license in, all Purchased Assets. The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Purchased Assets in Buyer, free and clear of all Encumbrances, except for the Permitted Encumbrances.

                  (b) All of the Principal Equipment and Leased Equipment, other than the Excluded Leased Equipment, necessary to conduct the Business, whether owned or leased, are in all material respects, in reasonable operating condition and repair, in light of its respective age, and are adequate for the conduct of the Business as currently conducted by Seller.

                  (c) Except for (i) the assets that will be retained by Seller in connection with providing services under the Transition Services Agreement and (ii) the Excluded Assets, the Purchased Assets and the Business Employees and the rights to be acquired under this Agreement and the Collateral Agreements (including the services to be provided pursuant to the Transition Services Agreement) include all assets, personnel and rights that are used primarily in, or necessary to, the conduct of the Business as currently conducted by Seller. In the event this Section 3.5(c) is breached because Seller has in good faith failed to transfer any Purchased Assets, such breach shall be deemed cured if Seller promptly transfers such properties or assets or provide such services to Buyer at no additional cost to Buyer.

                  (d) A list of the Principal Equipment is attached to the Assignment and Bill of Sale.

         3.6      PERMITS; LICENSES

         Except as set forth on SCHEDULE 3.6(a), there are no Governmental Permits that are necessary or used by Seller to operate the Business as now being operated and are required by currently effective Laws, other than Governmental Permits the absence of which would not be reasonably likely to have a Material Adverse Effect. Except as set forth on SCHEDULE 3.6(b), there are no Licenses used by Seller primarily in, or necessary to, the conduct of the Business, other than (i) Nonassignable Licenses and (ii) Licenses the absence of which would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

         3.7      REAL ESTATE

         Seller does not lease any real property that is used by Seller primarily in, or is necessary to, the conduct of the Business.

         3.8      COMPLIANCE WITH LAWS; LITIGATION

                  (a) Except as set forth on SCHEDULE 3.8(a), with respect to the Business, Seller is in compliance in all material respects with all applicable Laws and all decrees, orders, judgments, permits and licenses of or from Governmental Bodies except for failures to comply which could not reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth on SCHEDULE 3.8(b), there are no actions, suits, proceedings or governmental investigations pending or, to Seller's knowledge, threatened against it that could reasonably be expected to have a Material Adverse Effect.

         3.9      BUSINESS EMPLOYEES

                  (a) SCHEDULE 3.9(a) contains a complete and accurate list (as of the date five days prior to the date hereof) of all the employees of Seller employed in the Business as of the date hereof (individually a "BUSINESS EMPLOYEE," and collectively, the "BUSINESS EMPLOYEES"), showing for each Business Employee the position held and aggregate annual compensation for Seller's last fiscal year. None of the Business Employees is represented by any union, collective bargaining or other similar labor agreements.

                  (b) Except as set forth in SCHEDULE 3.9(b), with respect to all Business Employees, Seller does not currently maintain, contribute to or have any liability under any Benefit Plan. Seller has not maintained or contributed to any Benefit Plan with respect to which it has any liability. With respect to each of the Benefit Plans identified on SCHEDULE 3.9(b), Seller has made available to Buyer true and complete copies of the most recent summary plan or other written description. Each Benefit Plan listed on
SCHEDULE 3.9(b) has been operated in material compliance with applicable Law, including ERISA. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Except as disclosed on SCHEDULE 3.9(b), Seller does not have any obligations for retiree health and life benefits under any Benefit Plan or has ever represented, promised or contracted (whether in oral or written form) to any employee that such employee would be provided with retiree health or life benefits. Any amount that could be received (whether in cash, property, or vesting of property) as a result of the transaction contemplated by this Agreement by any officer, director, employee or independent contractor of Seller, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any Contract, other than the Excluded Contracts, would not be characterized as an "excess parachute payment" (as defined in Section 280G of the Code).

                  (c) As relates to the Business, there is not presently pending or existing, and to Seller's knowledge there is not threatened, (i) any strike, slowdown, picketing, work stoppage or material labor trouble, or
(ii) any application for certification of a collective bargaining agent.

         3.10     MATERIAL CONTRACTS

         SCHEDULE 3.10 contains a complete and accurate list of all outstanding Contracts, other than Excluded Contracts, that would require over the full term thereof payments of more than $175,000 (the "MATERIAL CONTRACTS"). The Material Contracts include all existing contracts and commitments of Seller meeting the specified threshold that (i) are primarily related to the Business or (ii) by which the Purchased Assets may be bound or affected, in each case whether written or oral. Each Material Contract is valid, binding and enforceable against Seller and, to Seller's knowledge, the other parties thereto in accordance with its terms, and is in full force and effect. Except as set forth on SCHEDULE 3.10, Seller has not received any notice that it is in default or breach of or is otherwise delinquent in performance under any such Material Contracts, and, to Seller's knowledge, each of the other parties thereto has performed in all material respects all obligations required to be performed by it under, and is not in default in any material respect under, any of such Material Contracts and no event has occurred that, with notice or lapse of time, or both, would constitute such a default. True, correct and complete copies of the Material Contracts constituting Purchased Assets have previously been delivered or made available by Seller to Buyer.

         3.11     ENVIRONMENTAL MATTERS

         Except as set forth in SCHEDULE 3.11 and in respect of the Business:

                  (a) the operations of the Business comply in all material respects with all applicable Environmental Laws;

                  (b) Seller has obtained all environmental, health and safety Governmental Permits necessary for its operations with respect to the Business, and all such Governmental Permit are in good standing and Seller is in compliance with all terms and conditions of such permits except where the failure to obtain, maintain in good standing or be in compliance with, such permits could not reasonably be expected to have a Material Adverse Effect;

                  (c) to the best of Seller's knowledge, neither Seller nor the operations of the Business are subject to any on-going investigation by, order from or agreement with any Person respecting (i) any Environmental Law, or (ii) any remedial action arising from the release or threatened release of a Hazardous Substance into the environment;

                  (d) with respect to the Business, Seller is not subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;

                  (e) with respect to the Business, Seller has filed all notices required to be filed under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment except where the failure to file any such notices could not reasonably be expected to have a Material Adverse Effect;

                  (f) with respect to the Business, to Seller's knowledge, Seller has not received any written notice to the effect that it is or may be liable to any Person as a result of the release or threatened release of a Hazardous Substance; and

                  (g) Seller has delivered to Buyer true and complete copies of all asbestos and other environmental reports, if any, disclosing the presence of asbestos or other Hazardous Materials on the Leased Premises.

         3.12     FINANCIAL STATEMENT; ABSENCE OF CHANGES

                  (a) SCHEDULE 3.12(a) contains true and complete copies of the following financial statements of the Business (the "FINANCIAL STATEMENTS"): audited statements of net assets to be sold of the Business as of December 31, 2000 and 1999, and related statements of net sales, cost of sales and direct operating expenses for each of the three years in the period ended December 31, 2000.

                  (b) The Financial Statements were prepared in accordance with GAAP, except as otherwise permitted by the Securities and Exchange Commission in writing in connection with the transactions contemplated hereby, including as contemplated by that certain letter of Buyer to the Securities and Exchange Commission dated August 8, 2000, that certain letter of the Securities and Exchange Commission to Buyer dated August 16, 2000, that certain letter of Buyer to the Securities and Exchange Commission dated September 27, 2000 and that certain letter of the Securities and Exchange Commission to Buyer dated October 2, 2000. Each of the line items reflected in the Financial Statements has been determined and reflected in accordance with GAAP. The Financial Statements were prepared on the basis of the books and records of the Business (in each case, as of the date of such Financial Statements).

                  (c) The Financial Statements fairly present, as of their respective dates, the financial condition, assets and liabilities of the Business and the results of operations of the Business for the periods indicated, except as contemplated by Section 3.12(b). Except as provided in
Schedule 3.12(c), the Financial Statements fairly present, as of their respective dates, all obligations of Seller with respect to the contracts and commitments for the sale of goods or the provision of services by the Business.

                  (d) Since December 31, 2000, Seller has conducted and operated the Business in the ordinary course and the Business has not suffered any change that would constitute a Material Adverse Effect (other than a Material Adverse Effect arising out of or resulting from any actions of Buyer, the public announcement of the Initial Agreement or the transactions contemplated thereby, including the loss of personnel, customers or suppliers or the delay or cancellation of orders for products).

                  (e) The Business has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (i) liabilities shown on the statement of net assets referred to in Section 3.12 as at December 31, 2000,
(ii) liabilities which have arisen since December 31, 2000 in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal year period; (iii) contractual liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet; and (iv) liabilities incurred by the Seller and with respect to which Buyer will not have any liability or obligation as a result of the transactions contemplated by this Agreement or otherwise.

         3.13     INTELLECTUAL PROPERTY

                  (a) Subject to the Assignment of Agreement described in
Section 2.04 of each of the Intellectual Property Agreements, Seller or IP-Guardian owns all right, title and interest in and to the Intellectual Property being assigned to Buyer pursuant to the Intellectual Property Agreements and have a valid right to grant the licenses to all the Intellectual Property that Seller or IP-Guardian are licensing to Buyer pursuant to the Intellectual Property Agreements. To the Business Employees' knowledge and subject to the agreements set forth on Schedule 3.13(d), no Third Party has any ownership interest, joint or otherwise, in or to any Intellectual Property (other than patents) being assigned pursuant to the Intellectual Property Agreements. To the Business Employees' knowledge, neither Seller nor IP-Guardian has licensed or transferred such Intellectual Property (other than patents) to any Third Party, except for such license or transfer as would not have a Material Adverse Effect.

                  (b) Except as otherwise disclosed in SCHEDULE 3.13(b), to Seller's knowledge, there are no claims or demands of any Third Party pertaining to Intellectual Property, excluding immaterial assertions of rights which have not been presented in the form of a specific claim or demand, with respect to the operation of the Business by Seller or IP-Guardian as of the date hereof. No proceedings have been instituted or, to Seller's knowledge, are pending which challenge the rights of Seller or IP-Guardian in respect thereof, excluding immaterial assertions of rights which have not been presented in the form of a specific claim or demand. Seller and IP-Guardian have protected the Intellectual Property being transferred to Buyer in accordance with their customary practices with respect to protection of confidential information.

                  (c) Seller or IP-Guardian are providing, either by assignment or license to Buyer in accordance with the Intellectual Property Agreements, all of the Intellectual Property owned by Seller or IP-Guardian or as to which Seller or IP-Guardian has a right to license which Buyer requires to conduct the Business after the date hereof, and to make, have made, use, lease, import, offer to sell or sell the products, as such products existed as of the date hereof, of the Business and otherwise to conduct the Business in the manner in which Seller operated it as of the date hereof. Seller or IP-Guardian have not transferred to AVAYA or AGERE (as defined in the CPE Intellectual Property Agreement), any patents which are not licensed pursuant to the

Intellectual Property Agreements which Buyer requires to conduct the Business after the date hereof, or to make, have made, use, lease, import, offer to sell or sell the products, as such products existed as of the date hereof, of the Business and otherwise to conduct the Business in the manner in which Seller operated it as of the date hereof. Seller or IP-Guardian have not entered into any agreements restricting their rights to grant to Buyer licenses of any patents which Buyer requires to conduct the Business after the date hereof, and to make, have made, use, lease, import, offer to sell or sell the products, as such products existed as of the date hereof, of the Business and otherwise to conduct the Business in the manner in which Seller operated it as of the date hereof. To the Business Employees' knowledge, Schedules A and B of Appendix E to the Intellectual Property Agreements accurately list all trademark registrations and applications for registration, and all common law trademark rights, that are (i) necessary for the conduct of the Business as currently conducted and (ii) currently used by Seller in the conduct of the Business. Buyer's sole remedy for breach of this
Section 3.13 shall be the assignment or licensing by Seller or IP-Guardian to Buyer, at no cost to Buyer, in accordance with the transfers and licenses provided in the Intellectual Property Agreements of those components of such technology which are required by Buyer to conduct the Business after the date hereof or which were used or were available for use by Seller in the conduct of the Business prior to the date hereof, and to make, have made, use, lease, import, offer to sell or sell any products of the Business as to which ownership or license rights were not adequately conveyed. Notwithstanding the foregoing, under no circumstance shall Seller be required to grant to Buyer a license, right, or other permission to use the trademarks "Lucent," "Lucent Technologies," "Bell Labs" or the Lucent Innovation Ring logo, other than as set forth in this Agreement or either Intellectual Property Agreement.

                  (d) To the Business Employees' knowledge, all agreements associated with, or which grant or acquire any rights with respect to, the Third Party Intellectual Property necessary for the operation of the Business as conducted on the date hereof, are listed and described in SCHEDULE 3.13(d).

         3.14     INVENTORY

         There is no Inventory as of the date hereof.

         3.15     ABSENCE OF CERTAIN CHANGES OR EVENTS

         Except as set forth on SCHEDULE 3.15, since December 31, 2001, Seller has not entered into any transaction relating to the Business which is not in the ordinary course of the operations of the Business, and, without limiting the generality of the foregoing, Seller has not, as it relates to the Business:

                  (a) incurred any material obligation or liability for borrowed money;

                  (b) discharged or satisfied any lien or encumbrance or paid any obligation or liability other than current liabilities reflected in the statement of net assets dated December 31, 2000;

                  (c) mortgaged, pledged or subjected to lien, charge or other encumbrance any of the Purchased Assets other than Permitted Encumbrances;

                  (d) sold or purchased, assigned or transferred any of its tangible assets or cancelled any debts or claims, except for inventory sold and raw materials purchased in the ordinary course of business;

                  (e) made any amendment to or termination of any Material Contract or done any act or omitted to do any act which would cause the breach of any Material Contract;

                  (f) suffered any casualty losses, whether insured or uninsured, and whether or not in the control of Seller, in excess of $250,000 in the aggregate, or waived any rights of any value;

                  (g) authorized or issued recall notices for any of its products or initiated any safety investigations; or

                  (h) received written notice of any litigation, warranty claim or products liability claims.

         3.16     CUSTOMERS

         SCHEDULE 3.16 sets forth a true, correct and complete list of the names, addresses and total sales of the six largest customers of the Business during the eighteen months ended December 31, 2000 (the "PRINCIPAL CUSTOMERS"). None of the Principal Customers has notified Seller in writing that it intends to discontinue its relationship with Seller.

         3.17     DEFERRED REVENUE

         SCHEDULE 3.17 sets forth, as of the date hereof, all prepayments or deposits, with respect to the Business, from customers for products to be shipped, or services to be performed under Contracts (excluding Excluded Contracts) after the date hereof which have been received by Seller as of the date hereof, along with a description of such products or services less prepaid costs in respect thereof (the "DEFERRED REVENUE").

         3.18     BROKERS

         Other than Carreden Group Incorporated and PricewaterhouseCoopers LLP, the fees and expenses of which will be paid by Seller, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

         3.19     DISCLOSURE

         The representations and warranties contained in this Article 3 (including the Schedules referred to in such representations and warranties) do not contain any untrue statement of a material fact and, when taken together, do not omit to state any material fact necessary in order to make such representations, warranties or statements not misleading in light of the circumstance under which made.

         3.20     INVESTMENT

         Seller (a) understands that the shares of Common Stock and Preferred Stock constituting the Aggregate Purchase Price being delivered to Seller have not been registered under the Securities Act or under any state securities Laws, and are being offered and sold in reliance upon U.S. federal and state exemptions for transactions not involving any public offering, (b) is acquiring such shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding such shares and (e) is an "accredited investor" (as defined in Rule 501(a)) under the Securities Act.

         3.21     BOOKS AND RECORDS

         The general ledgers and books of account of Seller relating to the Business, all federal, state and local income, franchise, property and other tax returns filed by Seller with respect to the Purchased Assets and Assumed Liabilities, and all other books and records of Seller are complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by Laws, except in each case for such deviations therefrom as are not reasonably likely to have a Material Adverse Effect.

         3.22     NO OTHER SELLER REPRESENTATIONS OR WARRANTIES

                  (a) Except for the representations and warranties contained in this Article 3, none of Seller, any Affiliate or any other Person makes any representations or warranties, and Seller hereby disclaims any other representations or warranties, whether made by Seller or any Affiliate, or any of their officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement, the transactions contemplated hereby or the Business, notwithstanding the delivery or disclosure to Purchaser or its representatives of any documentation or other information with respect to any one or more of the foregoing.

                  (b) Seller has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Buyer, any Affiliate, or any agent, employee, attorney or other representative of Buyer or by any Person representing or purporting to represent Buyer that are not expressly set forth in this Agreement or in the Collateral Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally.

                  (c) Seller acknowledges that it has made its own assessment of the future of Buyer's business and is sufficiently experienced to make an informed judgment with respect thereto. Seller further acknowledges that neither Buyer nor any Affiliate has made any warranty, express or implied, as to the future of Buyer's business or the value of the Common Stock, or with respect to any forecasts, projections or business plans prepared by or on behalf of Buyer and delivered to Seller in connection with the negotiation and execution of this Agreement, although to Buyer's knowledge any such forecasts, projections or business plans were prepared based upon reasonable assumptions.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1      ORGANIZATION AND QUALIFICATION

         Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and Buyer has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and operate its properties. Buyer is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing, as the case may be, that could not reasonably be expected to have a material adverse effect on Buyer's business taken as a whole. True, correct and complete copies of the Certificate of Incorporation and Bylaws of Buyer, each as amended to date, have been previously delivered to Seller, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

         4.2      AUTHORIZATION; BINDING EFFECT

                  (a) Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements and to effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Collateral Agreements by all requisite corporate action.

                  (b) The Board of Directors of Buyer, at a meeting duly called and held, has, with the affirmative vote of at least a majority of the members of the Board of Directors of Buyer, approved this Agreement and the issuance of the shares of Common Stock and Preferred Stock constituting the Aggregate Purchase Price and the other transactions contemplated hereby.

                  (c) This Agreement and the Collateral Agreements have been duly executed and delivered by Buyer and are valid and legally binding obligations of Buyer, enforceable against it in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

         4.3      REPORTS AND FINANCIAL STATEMENTS.

                  (a) Buyer has previously furnished or made available to Seller complete and accurate copies, as amended or supplemented, of (a) its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission and (b) all other reports filed by Buyer under Section 13 or subsections (a) or (c) of Section 14 of the

Exchange Act with the Securities and Exchange Commission since March 29, 2001 (such reports are collectively referred to herein as the "BUYER REPORTS"). The Buyer Reports constitute all of the documents required to be filed by Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the Securities and Exchange Commission from March 29, 2001 through the date of this Agreement. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of Buyer.

                  (b) Since the date of the most recently filed Buyer Report, Buyer has conducted and operated its business in the ordinary course and such business has not suffered any change that would constitute a Material Adverse Effect (other than a Material Adverse Effect arising out of or resulting from any actions of Seller, the public announcement of the Initial Agreement or the transactions contemplated thereby, including the loss of personnel, customers or suppliers or the delay or cancellation of orders for products).

         4.4      NO VIOLATIONS

                  (a) The execution, delivery and performance of this Agreement and the Collateral Agreements by Buyer and the consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a breach or violation of any provision of Buyer's charter or by-laws, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any material mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other material arrangement or commitment to which Buyer is a party or by which it or its assets or properties are bound, or
(iii) violate any material order, judgment, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Buyer or any of its properties.

                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body or any other Person is required to be obtained by Buyer in connection with the execution and delivery of this Agreement and the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby other than
(i) any filings required to be made under the HSR Act and any applicable filings required under foreign antitrust Laws, (ii) filings required under the Securities Act or Exchange Act, and (iii) such consents, approvals, orders, authorizations, registrations, declarations or filings where failure of compliance would not, individually or in the aggregate, have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

         4.5      REGISTRATION RIGHTS

         Buyer has delivered to Seller a true, correct and complete copy of
(i) the registration agreement dated April 19, 2000 between Buyer and Genesis Select Corporation and (ii) the registration rights agreement dated May 10, 2001 between Buyer and RS Investment Management Co. LLC. Other than such agreements, there are no agreements to which Buyer is a party or by which it is bound under which Buyer is obligated to register any securities of Buyer under the Securities Act.

         4.6      BROKERS

         Other than JPMorgan H&Q, a division of Chase Securities Inc., the fees and expenses of which will be paid by Buyer, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Buyer or an Affiliate.

         4.7      DISCLOSURE

         The representations and warranties contained in this Article 4 (including the Schedules referred to in such representations and warranties) do not contain any untrue statement of a material fact and, when taken together, do not omit to state any material fact necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

         4.8      NO OTHER BUYER REPRESENTATIONS AND WARRANTIES

                  (a) Except for the representations and warranties contained in this Article 4, Buyer does not make any representations or warranties, and Buyer hereby disclaims any other representations or warranties, whether made by Buyer, or any of its officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to Seller or its representatives of any documentation or other information with respect to any one or more of the foregoing.

                  (b) With respect to the Purchased Assets, the Business or any other rights or obligations to be transferred hereunder or under the Collateral Agreements, or pursuant hereto or thereto, Buyer has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller, any Affiliate, or any agent, employee, attorney or other representative of Seller or by any Person representing or purporting to represent Seller that are not expressly set forth in this Agreement or in the Collateral Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally.

                  (c) Buyer acknowledges that it has made its own assessment of the future of the Business and is sufficiently experienced to make an informed judgment with respect thereto. Buyer further acknowledges that neither Seller nor any Affiliate has made any warranty, express or implied, as to the future of the Business or its profitability for Buyer, or with respect to any forecast, projections or business plans prepared by or on behalf of Seller and delivered to Buyer in connection with the Business and the negotiation and execution of this Agreement, although to Seller's knowledge any such forecasts, projections or business plans were prepared based upon reasonable assumptions.

         4.9      SUFFICIENCY OF FUNDS

         Buyer (a) has funds available to pay any expenses incurred by Buyer in connection with the transactions contemplated by this Agreement; (b) has the resources and capabilities (financial or otherwise) to perform hereunder and under the Collateral Agreements; and (c) has not incurred any obligations, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect such resources and capabilities.

5.       CERTAIN COVENANTS

         5.1      ACCESS AND INFORMATION

                  (a) After the date hereof, Seller and Buyer will provide, and will cause their respective Affiliates to provide, to each other and to their respective officers, employees, counsel and other representatives, upon request (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or Third Party confidentiality obligation), reasonable access for inspection and copying of all Business Records, Governmental Permits, Licenses (other than Nonassignable Licenses), Contracts (other than Excluded Contracts) and any other information existing as of the date hereof and relating to the Business, the Purchased Assets or the Assumed Liabilities, and will make their respective personnel reasonably available for interviews, depositions and testimony in any legal matter concerning transactions, operations or activities relating to the Business or the Purchased Assets or Assumed Liabilities, and as otherwise may be necessary or desirable to enable the Party requesting such assistance to: (i) comply with reporting, filing or other requirements imposed by any foreign, local, state or federal court, agency or regulatory body; (ii) assert or defend any claims or allegations in any litigation or arbitration or in any administrative or legal proceeding other than claims or allegations that one Party to this Agreement has asserted against the other; or (iii) subject to clause (ii) above, perform its obligations under this Agreement. The Party requesting such information or assistance shall reimburse the other Party for all out-of-pocket costs and expenses incurred by such Party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 5.1(a) shall be during normal business hours and upon not less than two Business Days' prior written request and shall be subject to such reasonable limitations as the Party having custody or control thereof may impose to preserve the confidentiality of information contained therein.

                  (b) Buyer agrees to preserve all Business Records, Licenses and Governmental Permits for at least seven years after the date hereof. In the event Buyer determines to destroy or dispose of any Business Records, Licenses or Governmental Permits after this seven year period, it shall use its good faith efforts to notify Seller at least ninety days prior to the planned destruction or disposition and shall make such Business Records, Licenses or Governmental Permits available to Seller prior to such destruction or disposition.

         5.2      TAX REPORTING AND ALLOCATION OF CONSIDERATION

                  (a) Seller and Buyer acknowledge and agree that (i) Seller will be responsible for and will perform all tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Seller to any Business Employee in connection with operating the Business prior to or on the date hereof, and (ii) Buyer will be responsible for and will perform all tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Buyer to any Accepting Employee in connection with operating the Business after the date hereof.

                  (b) Seller and Buyer recognize their mutual obligations pursuant to Section 1060 of the Code to timely file IRS Form 8594 (the "ASSET ACQUISITION STATEMENT") with each of their respective federal income tax returns. The allocation of the Purchase Price among the Purchased Assets is set forth in SCHEDULE 5.2(B) hereto. Seller and Buyer agree to cooperate in the preparation of the Asset Acquisition Statement for timely filing in each of their respective federal income tax returns. Neither Seller nor Buyer shall file any tax return taking a position inconsistent with the Purchase Price allocation set forth in SCHEDULE 5.2(B). The parties further agree that the value of the Contingent Shares, if any, issued pursuant to this Agreement shall be allocated in the same manner and in the same percentages as are utilized to allocate the Purchase Price in SCHEDULE 5.2(B).

         5.3      BUSINESS EMPLOYEES

                  (a) Buyer shall make offers of employment to all Business Employees listed on SCHEDULE 5.3(A) hereto. Business Employees who accept Buyer's offer of employment will have terminated his or her employment with Seller or any Affiliate of Seller. Those Business Employees who accept Buyer's offer will become employees of Buyer following the close of business on the date hereof (the "ACCEPTING EMPLOYEES").

                  (b) Buyer shall provide Accepting Employee with a total compensation package of salary and benefits (on an aggregate basis) at least comparable to that offered by Buyer to similarly situated employees of Buyer. To the extent permitted by the terms of such plans and policies, Buyer's benefit plans and policies, including vacation, floating holidays, retirement, severance and welfare plans, shall recognize (i) for purposes of satisfying any deductibles during the coverage period that includes the date hereof, any payment made by any Accepting Employee towards deductibles in any health or other insurance plan of Seller, and (ii) for purposes of determining eligibility to participate, vesting and for any schedule of benefits based on service (other than for benefits accrued under any defined benefit plan), all service with Seller, including service with predecessor employers that was recognized by Seller and any prior unbridged service with Seller. Seller will continue to provide relocation assistance to those Business Employees receiving it as of the date hereof and tuition assistance to those Business Employees who are receiving such benefits as of the date hereof for the current academic session.

                  (c) Employment with Buyer of Accepting Employees shall be effective as of the Business Day following the close of business on the date hereof, except that the employment of (i) individuals receiving disability benefits or on approved leave of absence on the date hereof will become effective as of the date they present themselves for work with Buyer and, notwithstanding Section 5.3(a) such individual shall not be treated as a Accepting Employee for purpose of this Agreement and (ii) individuals who are in the process of applying for visas will become effective as of the date that their visas are transferred to Buyer and in the interim will continue to be employed by Seller and made available pursuant to the Transition Services Agreement to Buyer who shall reimburse Seller for all direct costs of such employment.

                  (d) To the extent permitted by the terms of such plans and policies, Buyer agrees that its health and welfare plans shall waive any pre-existing condition exclusion (to the extent such exclusion was waived under applicable health and welfare plans offered to the Accepting Employees by Seller) and any proof of insurability. Seller agrees to transfer the cafeteria plan accounts and experience of Accepting Employees to substantially equivalent plans to be established by Buyer to the extent permitted by applicable plan terms and applicable Laws.

                  (e) Buyer shall ensure that a defined contribution plan that it maintains shall accept rollover distributions under Section 402 of the Code, in cash, from or on behalf of any Accepting Employee.

         5.4      MARKETING AGREEMENT

         Seller's New Ventures Group, a division of Seller, shall assist Buyer's efforts to develop reseller agreements or joint marketing agreements with the switch and wireless divisions of Seller pursuant to which those divisions will either offer for sale products and services of Buyer's business or provide marketing assistance.

         5.5      CONTACTS WITH SUPPLIERS AND CUSTOMERS

         Seller and Buyer will cooperate in communication with suppliers and customers to accomplish the transfer of the Purchased Assets and Assumed Liabilities to Buyer on the date hereof.

         5.6      SALE BY BUYER OF INVENTORY MARKED WITH SELLER'S NAME

         Buyer agrees that it (i) shall mark product, both internally and externally, with Buyer's name and mark and shall cease as of the date hereof to mark product with the names, marks or other indicia of "Lucent," "Lucent Technologies" or other similar mark; PROVIDED, HOWEVER, that for a period of twelve months following the date hereof, Buyer may continue to use or dispose of any existing stock of Inventory or packaging or shipping materials on hand that bear the mark "Lucent," "Lucent Technologies" or other similar mark, in a manner consistent with that employed immediately prior to the date hereof, and (ii) shall not advertise or hold itself out as Seller or an Affiliate thereof after the date hereof.

         5.7      NON-SOLICITATION OF EMPLOYEES

         Without Seller's prior written consent, none of Buyer, any of their respective representatives or any of its Affiliates will at any time prior to one year from the date hereof, directly or indirectly, solicit the employment of any employee of Seller with whom Buyer its representatives or its Affiliates have had contact or were provided information in connection with the transactions proposed by this Agreement, other than the Business Employees. The term "solicit the employment" shall not be deemed to include generalized searches for employees through media advertisements, employment firms or otherwise that are not focused on persons employed by Seller. This restriction shall not apply to any employee whose employment with Seller is involuntarily terminated by Seller after the date hereof. Solicitation of employment shall be deemed to occur if the persons who perform such solicitation have knowledge of this Agreement or if such persons have no knowledge of this Agreement but Buyer's employees with knowledge of this Agreement have advance knowledge of any such solicitation.

         5.8      CERTAIN EQUIPMENT

                  (a) Buyer agrees that during the one year period following the date of this Agreement, it will purchase all or part of the Sequent Equipment for its database product sales and/or its internal use related to new system installations, including its outsourcing on behalf of Ameritech Corporation ("AMERITECH"), which service it intends to migrate to the Sequent Equipment, before making new purchases of or entering into any lease with respect to substantially equivalent hardware. Except as is provided above with regard to the Ameritech opportunity, Buyer shall have no obligation to utilize Sequent Equipment in connection with current sales and support of Buyer's Tandem-based customers.

                  (b) On the first anniversary of the date hereof, Buyer shall purchase all of the Sequent Equipment not previously purchased pursuant to Section 5.8(a) above.

                  (c) The aggregate purchase price of the Sequent Equipment and related Informix software licenses shall be $4,790,000; provided, however, that such purchase price shall be pro-rated in the event of a separate purchase of less than all the Sequent Equipment purchased pursuant to Section 5.8(a) and 5.8(b) above.

                  (d) The purchase price for any Sequent Equipment purchased pursuant to Section 5.8(a) shall be payable upon delivery. The purchase price for any Sequent Equipment purchased pursuant to Section 5.8(b) shall be payable in four (4) equal installments on each of August 1, 2002, November 1, 2002, February 1, 2003 and May 1, 2003.

                  (e) Upon Buyer's full payment of the above purchase price, Seller will convey to Buyer all of Seller's right, title and interest in and to the Sequent Equipment and the Informix software licenses. To the best of the Business Employees' knowledge, the manufacturer's warranty on the Sequent Equipment begins upon shipment to the end user customer; and to the best of the Business Employees' knowledge, the Informix software licenses are assignable to Buyer (subject to the consent of Informix Corporation, which consent, under the terms of the applicable agreement, is not to be unreasonably withheld); however, Seller makes no other representations or warranties with respect to such hardware or software.

         5.9      CERTIFICATE OF DESIGNATION

         If any Contingent Shares are to be issued pursuant to Section 2.3(c) hereof, within two business days following the date on which the number of Contingent Shares is determined in accordance with the procedure set forth in
SCHEDULE 2.3(C), Buyer shall file the Certificate of Designation with the Secretary of State of the State of Delaware.

         5.10     FINANCIAL STATEMENTS

         If despite the Buyer's Reasonable Commercial Effort to avoid same, the Buyer shall be obligated to provide financial statements with respect to the Business for any period ending after December 31, 2000 or as of any date after December 31, 2000 in connection with any filing made pursuant to the Securities Act or Exchange Act, then Seller shall use its Reasonable Commercial Efforts to engage a "Big 5" accounting firm or other nationally recognized accounting firm reasonably acceptable to the Buyer, to conduct an audit of, or if no audit is required, to perform the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, with respect to, such financial statements. The parties agree that time shall be of the essence in arranging for and completing such audit or review, as the case may be. The parties further agree to use Reasonable Commercial Efforts to make available such records and personnel as are necessary for the completion of the audit or review. All fees and expenses of the accounting firm conducting such audit or review shall be paid in equal amounts by Seller and Buyer. In addition, if within fifteen days of the date of this Agreement, the Buyer determines that there is a reasonable likelihood that financial statements for the first quarter of the year ending December 31, 2001 will be required by the Buyer, Seller shall engage PricewaterhouseCoopers LLP to commence such review or audit and the parties shall share the resulting expenses in the same manner.

6.       CONFIDENTIAL NATURE OF INFORMATION

         6.1      CONFIDENTIALITY AGREEMENT

         Buyer and Seller agree that the Confidentiality Agreement shall apply to (a) all documents, materials and other information that it shall have obtained during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), any investigations made in connection therewith and the preparation of this Agreement and related documents and (b) all analyses, reports, compilations, evaluations and other materials prepared by a Party or its counsel, accountants or financial advisors that contain or otherwise reflect or are based upon, in whole or in part, any of the provided information; PROVIDED, HOWEVER, that subject to Section 6.2(a), the Confidentiality Agreement shall terminate as of the date hereof and shall be of no further force and effect thereafter with respect to information of Seller or the Subsidiary the ownership of which is transferred to Buyer.

         6.2      SELLER'S PROPRIETARY INFORMATION

                  (a) Except as provided in Section 6.2(b), until the fifth anniversary of the date hereof, each Party agrees that it will keep confidential all of the other Party's Proprietary Information that is received from, or made available by, a Party or in the course of the transactions contemplated hereby, including, for purposes of this Section 6.2, information about each Party's business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements or other technical and business information, except for such Proprietary Information as is conveyed to Buyer as part of the Purchased Assets.

                  (b) Notwithstanding the foregoing, such Proprietary Information shall not be deemed confidential and neither Party shall have an obligation with respect to any such Proprietary Information that:

                           (i) at the time of disclosure was already known to
the party receiving such Proprietary Information (the "RECIPIENT" ) other than through this transaction, free of restriction as evidenced by documentation in the Recipient's possession;

                           (ii) is or becomes publicly known through
publication, inspection of a product, or otherwise, and through no negligence or other wrongful act of the Recipient;

                           (iii) is received by the Recipient from a Third
Party without similar restriction and without breach of any agreement;

                           (iv) to the extent it is independently developed
by the Recipient; or

                           (v) is, subject to Section 6.2(c), required to be
disclosed under applicable Law or judicial process.

                  (c) If the Recipient (or any of its Affiliates) is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Proprietary Information, the Recipient will promptly notify the party disclosing Proprietary Information (the "DISCLOSING PARTY"), of such request or requirement and will cooperate with the Disclosing Party such that the Disclosing Party may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, the Recipient (or any of its Affiliates) is in the written opinion of the Recipient's counsel compelled to disclose the Proprietary Information or else stand liable for contempt or suffer other censure or significant penalty, the Recipient (or its Affiliate) may disclose only so much of the Proprietary Information to the party compelling disclosure as is required by Law. The Recipient will exercise its (and will cause its Affiliates to exercise their) Reasonable Commercial Efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Proprietary Information.

                  (d) Except to the extent that disclosure thereof is required under accounting, stock exchange, Nasdaq National Market or applicable federal and state securities Laws disclosure obligations, the terms and conditions of this Agreement, and all attachments and amendments hereto and thereto shall be considered Proprietary Information protected under this Section 6. Notwithstanding anything in this Section 6 to the contrary, in the event that any such Proprietary Information is also subject to a limitation on disclosure or use contained in another written agreement between Buyer and Seller that is more restrictive than the limitation contained in this Section 6, then the limitation in such agreement shall supersede this Section 6.

7.       CLOSING

         7.1      DELIVERIES BY SELLER AND IP-GUARDIAN

         Contemporaneously herewith:

                  (a) Seller and IP-Guardian (as applicable) are, executing and delivering to Buyer the Collateral Agreements;

                  (b) Seller is delivering to Buyer all consents, waivers or approvals theretofore obtained by Seller with respect to the sale of the Purchased Assets or the consummation of the transactions contemplated by this Agreement or the Collateral Agreements and all such other bills of sale, assignments and other instruments of assignment, transfer or conveyance as Buyer has reasonably requested or as may be otherwise necessary to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Purchased Assets to Buyer and to vest in Buyer good, clear, record and marketable title to the Purchased Assets;

                  (c) Seller is delivering to Buyer an opinion of Counsel for Seller dated as of the date hereof;

                  (d) IP-Guardian is delivering to Buyer an investment representation letter containing representations substantially equivalent to the representations made by Seller in Section 3.20;

                  (e) Seller and IP-Guardian are delivering to Buyer certificates of the Secretary or an Assistant Secretary of Seller and IP-Guardian certifying the names and signatures of the officers of Seller and IP-Guardian, as the case may be, authorized to sign this Agreement, the Collateral Agreements and the other documents being delivered by such party hereunder and thereunder;

                  (f) Seller and IP-Guardian are delivering to Buyer good standing certificates for Seller and IP-Guardian from the Secretary of State of the State of Delaware, each dated as of a date not earlier than five Business Days prior to the date hereof and accompanied by a bring-down good standing certificate dated as of the date hereof;

                  (g) Seller is delivering to Buyer such other documents, instruments or certificates as Buyer may have reasonably requested; and

                  (h) Seller is delivering to Buyer the Financial Statements.

         7.2      DELIVERIES BY BUYER

         Contemporaneously herewith:

                  (a) Buyer is delivering to Seller certificates for the shares of Common Stock constituting the Purchase Price issuable to Seller and IP-Guardian (except for the Escrow Shares as set forth in Section 2.3) in accordance with Section 2.3;

                  (b) Buyer is executing and delivering to Seller the Collateral Agreements;

                  (c) Buyer is delivering to the Escrow Agent a certificate for the Escrow Shares and is delivering to Seller a copy of such certificate;

                  (d) Buyer is delivering to Seller an opinion of Counsel for Buyer dated as of the date hereof;

                  (e) Buyer is delivering to Seller a true and complete copy, certified by the Secretary or an Assistant Secretary of Buyer, of the resolutions duly and validly adopted by the Board of Directors of Buyer evidencing its authorization of the execution and delivery of this Agreement and the Collateral Agreements and the consummation of the transactions contemplated hereby and thereby;

                  (f) Buyer is delivering to Seller a certificate of the Secretary or an Assistant Secretary of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement and the Collateral Agreements and the other documents being delivered by Buyer hereunder and thereunder;

                  (g) Buyer is delivering to Seller a good standing certificate for Buyer from the Secretary of State of the State of Delaware, dated as of a date not earlier than five Business Days prior to the date hereof and accompanied by a bring-down good standing certificate dated as of the date hereof; and

                  (h) Buyer is delivering to Seller evidence of the obtaining of or the filing with respect to, any required approvals set forth on
SCHEDULE 4.4(b).

         7.3      CONTEMPORANEOUS EFFECTIVENESS

         The execution and delivery of this Agreement and all acts and deliveries prescribed by this Section 7, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

8.       STATUS OF AGREEMENTS

         The rights and obligations of Buyer and Seller under this Agreement shall be subject to the following terms and conditions:

         8.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Seller contained in this Agreement shall (a) survive the date hereof and any investigation at any time made by or on behalf of Buyer and (b) expire on the date one year following the date hereof; PROVIDED THAT the representations and warranties in Section 3.5(a) shall survive without limitation. The representations and warranties of Buyer contained in this Agreement shall not survive the date hereof; PROVIDED THAT the representations and warranties in Section 4.3(a) shall survive for one year following the date hereof. Neither Seller nor Buyer shall have any liability whatsoever with respect to any such representations or warranties after the survival period for such representation or warranty expires.

         8.2      GENERAL AGREEMENT TO INDEMNIFY

                  (a) Seller and Buyer shall indemnify, defend and hold harmless the other Party and any director, officer or Affiliate of the other Party (each an "INDEMNIFIED PARTY") from and against any and all claims, actions, suits, proceedings, liabilities, obligations, losses, and damages, amounts paid in settlement, interest, costs and expenses (including reasonable attorney's fees, court costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, "LOSSES") incurred or suffered by any Indemnified Party to the extent that the Losses arise by reason of, or result from (i) the failure of any representation or warranty of such Party contained in this Agreement to have been true in all material respects when made and as of the date hereof or (ii) the breach by such Party of any covenant or agreement of such Party contained in this Agreement to the extent not waived by the other Party.

                  (b) Seller further agrees to indemnify and hold harmless Buyer from and against any Losses incurred by Buyer arising out of, resulting from, or relating to: (i) the Excluded Liabilities; (ii) Buyer's waiver of any applicable Bulk Sales Laws; (iii) any claim, demand or liability for the Taxes accruing in connection with the Purchased Assets prior to and including the date hereof; (iv) any warranty claim or product liability claim relating to (A) products manufactured or sold by Seller prior to the date hereof or
(B) the Business or its operation prior to the Date hereof; and (v) any claims of any Business Employee employed by Buyer in connection with any Benefit Plan of Seller or such Business Employee's employment prior to and including the date hereof.

                  (c) Buyer further agrees to indemnify and hold harmless Seller with respect to: (i) any failure of Buyer to discharge any of the Assumed Liabilities; (ii) any claim, demand or liability for the Taxes referred to in Section 2.9; and (iii) any medical, health or disability claims of any Accepting Employee, except for claims for expenses incurred on or before the close of business on the date hereof.

                  (d) Amounts payable in respect of Seller's indemnification obligations may be, at Seller's option, (i) paid by wire transfer of immediately available funds or (ii) recovered from the Escrow Shares or other shares of Common Stock constituting a portion of the Purchase Price) by dividing the dollar amount of such payable amount by the average of the Closing Prices of the Common Stock for the ten Trading Days ending on the third Trading Day immediately preceding the date of distribution of the relevant Escrow Shares by the Escrow Agent or the delivery date of such other shares of Common Stock by Seller, as the case may be. "CLOSING PRICE," on any Trading Day, shall mean the last reported sale price, or in case no such sale takes place on such day, the average of the closing bid and asked prices, for the Common Stock. "TRADING DAY" shall mean
(i) a day on which the Common Stock is traded on the principal stock exchange on which the Common Stock has been listed, or (ii) if the Common Stock is not listed on any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq National Market, or
(iii) if the Common Stock is not listed on any stock exchange or traded on the Nasdaq National Market, a day on which the Common Stock is traded in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices). All indemnification by Buyer hereunder shall be effected by wire transfer of immediately available funds in the amount of the indemnification liability.

                  (e) The amount of the Indemnifying Party's liability under this Agreement shall be determined taking into account any applicable insurance proceeds actually received by, and other savings, including tax savings, that actually reduce the overall impact of the Losses upon, the Indemnified Party. The indemnification obligations of each Party under this
Section 8 shall inure to the benefit of the directors, officers and Affiliates of the other Party on the same terms as are applicable to such other Party.

                  (f) The Indemnifying Party's liability for all claims including those made under Section 8.2(a) shall be subject to the following limitations: (i) the Indemnifying Party shall have no liability for such claims until the aggregate amount of the Losses incurred shall exceed $100,000, provided that, after the $100,000 threshold is reached, the Indemnifying Party shall be liable for losses from the first dollar of Losses, (ii) Seller's aggregate liability for all claims shall not exceed the number of Escrow Shares; and (iii) Buyer's aggregate liability for all claims shall not exceed $7,500,000. The Indemnified Party may not make a claim for indemnification under Section 8.2(a) for breach by the Indemnifying Party of a particular representation or warranty after the expiration of the survival period specified in Section 8.2. For purposes solely of this Section 8, all representations and warranties of Seller in Section 3 (other than Section 3.19) and all representations and warranties of Buyer in Section 4.3 shall be construed as if the term "material" (and variations thereof) were omitted from such representations and warranties. Notwithstanding anything in this Agreement to the contrary, neither Party shall be liable to the other Party for punitive damages arising out of this Agreement, PROVIDED, HOWEVER, the foregoing language shall not be construed to preclude recovery by the Indemnified Party in respect of Losses directly incurred from Third-Party Claims.

                  (g) The rights to indemnification under Section 8.2 shall not be subject to set-off for any claim by the Indemnifying Party against any Indemnified Party, whether or not arising from the same event giving rise to such Indemnified Party's claim for indemnification.

                  (h) Except with respect to claims based on fraud, the indemnification provided in this Article 8 shall be the sole and exclusive remedy after the date hereof for damages available to the Parties with respect to claims resulting from or relating to any breach of any of the terms, conditions, representations or warranties contained herein or any right, claim or action arising from the transactions contemplated by this Agreement; PROVIDED, HOWEVER, this exclusive remedy for damages shall not preclude a Party from bringing an action for specific performance or other equitable remedy to require the other Party to perform its obligations under this Agreement.

         8.3      GENERAL PROCEDURES FOR INDEMNIFICATION

                  (a) The Indemnified Party seeking indemnification under this Agreement shall promptly notify the Party against whom indemnification is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any action, suit or proceeding by any Third Party, in respect of which indemnity may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (unless the Indemnifying Party has suffered material prejudice by such failure). The Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within thirty days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim, action, suit or proceeding by a Third Party in respect of which indemnity may be sought hereunder (a "THIRD-PARTY CLAIM"), to assume the defense and control the settlement of such Third-Party Claim that (i) involves (and continues to involve) solely money damages, or (ii) involves (and continues to involve) claims for both money damages and equitable relief against the Indemnified Party that cannot be severed, where the claims for money damages are the primary claims asserted by the Third Party and the claims for equitable relief are incidental to the claims for money damages.

                  (b) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third-Party Claim that the other is defending, as provided in this Agreement.

                  (c) The Indemnifying Party, if it has assumed the defense of any Third-Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld) unless such settlement or judgment relates solely to monetary damages. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, enter into any compromise or settlement that (i) commits the Indemnified Party to take, or to forbear to take, any action, or (ii) does not provide for a complete release by such Third Party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third-Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third-Party Claim involves equitable or other non-monetary relief against the Indemnified Party, and shall have the right to settle any Third-Party Claim involving money damages for which Seller has not assumed the defense pursuant to this Section 8.3 with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

                  (d) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, and subject to the limitations set forth in Section 8.2, the Indemnified Party and the Indemnifying Party shall establish the merits and amount of such claim by mutual agreement, or, if necessary, by arbitration in a manner reasonably determined by mutual agreement of such parties.

9.       MISCELLANEOUS PROVISIONS

         9.1      NOTICES

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) mailed by certified or registered mail, return receipt requested, (ii) sent by Federal Express or other express carrier, fee prepaid, (iii) sent via facsimile with receipt confirmed, or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective Party shall have notified the other.

         (a) If to Seller, to:      Lucent Technologies Inc.
                                    New Ventures Group
                                    Attn:  Group President, NVG
                                    600 Mountain Avenue
                                    Murray Hill, New Jersey 07974
                                    Facsimile:  (908) 582-8533

         With a copy to:            Lucent Technologies Inc.
                                    Attn:  Dror Futter, Esq.
                                    600 Mountain Avenue, Room 2F-107
                                    Murray Hill, New Jersey 07974-0636
                                    Facsimile:  (908) 582-6978

                                    and

                                    Kenneth E. Thompson, Esq.
                                    McCarter & English, LLP
                                    100 Mulberry Street
                                    Newark, New Jersey 07102-4096
                                    Facsimile:  (973) 624-7070

         (b) If to Buyer, to:       SCC Communications Corp.
                                    Attn:  Chief Executive Officer
                                    6285 Lookout Road
                                    Boulder, Colorado 80301-3343
                                    Facsimile:  (303) 581-5697

         With a copy to:            Mark L. Johnson, Esq.
                                    Hale and Dorr LLP
                                    60 State Street
                                    Boston, Massachusetts 02109
                                    Facsimile:  (617) 526-5000

         9.2      EXPENSES

         Except as otherwise provided in this Agreement, each party to this Agreement shall bear all the fees, costs and expenses that are incurred by it in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

         9.3      ENTIRE AGREEMENT; MODIFICATION

         The agreement of the Parties, which is comprised of this Agreement, the Schedules and Exhibits hereto and the documents referred to in Section 7 hereof, sets forth the entire agreement and understanding between the Parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement, including the Initial Agreement. With respect to the Purchased Assets, the Business, or any other rights or obligations to be transferred hereunder or pursuant hereto, neither Party has been induced by or has relied upon any representations, warranties, or statements, whether express or implied, made by the other Party, its agents, employees, attorneys or other representatives or by any Person representing or purporting to represent the other Party that are not expressly set forth in this Agreement or the Collateral Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

         9.4      ASSIGNMENT; BINDING EFFECT; SEVERABILITY

         This Agreement may not be assigned by either Party without the other Party's written consent. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each Party. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either Party, in which event the Parties shall use Reasonable Commercial Efforts to arrive at an accommodation that best preserves for the Parties the benefits and obligations of the offending provision.

         9.5      GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

         9.6      EXECUTION IN COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.7      PUBLIC ANNOUNCEMENT

         Upon signing of this Agreement, Seller and Buyer shall prepare a mutually agreeable release announcing the transaction contemplated hereby. Except for such press release, neither Seller nor Buyer shall, without the approval of the other after the date hereof, make any press release or other announcement concerning the existence of this Agreement or the terms of the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by Law, in which case the other Party shall be advised and the Parties shall use their Reasonable Commercial Efforts to cause a mutually agreeable release or announcement to be issued; PROVIDED, HOWEVER, that the foregoing shall not preclude communications or disclosures necessary to comply with accounting, stock exchange, Nasdaq National Market or applicable federal and state securities Law disclosure obligations.

         9.8      NO THIRD PARTY BENEFICIARIES

         Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any Person other than the Parties hereto and their respective successors or assigns any rights (including Third Party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the Parties as partners or as participants in a joint venture. This Agreement shall not provide Third Parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. Nothing in this Agreement shall be construed as giving to any Business Employee, or any other individual, any right or entitlement under any Benefit Plan, policy or procedure maintained by Seller, except as expressly provided in such Benefit Plan, policy or procedure. No Third Party shall have any rights under Section 502, 503 or 504 of ERISA or any regulations thereunder because of this Agreement that would not otherwise exist without reference to this Agreement. No Third Party shall have any right, independent of any right that exist irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

10.      WAIVER OF AGREEMENT

         The failure of either Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Agreement or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.

                           LUCENT TECHNOLOGIES INC.



                           By: __________________________
                                 Name:
                                 Title:

                           SCC COMMUNICATIONS CORP.



                           By: __________________________
                                 Name:
                                 Title: